Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-234081 on Form S-8 of our report dated June 28, 2024, appearing in this Annual Report on Form 11-K of the I.D. Systems, Inc. 401(k) Plan for the year ended December 31, 2023.

/s/ UHY LLP

New York, New York

June 28, 2024